UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2004

Frankfort Tower Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-8009	36-3060977
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3595 West State Road 28 Frankfort, IN		46041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (765) 654-4491

Item 5.    Other Events.

        Effective February 17, 2004, the common stock of Frankfort Tower Industries, Inc., (the “Company”), will trade under the ticker symbol “FFTIQ.” As previously reported, the Company (formerly known as ROHN Industries, Inc.), sold substantially all of its operating assets to Radian Communication Services Corporation, as part of its ongoing Chapter 11 bankruptcy. The assets the Company sold included the trade names “ROHN Industries, Inc.” and “ROHN”. Because of the resulting name change, the Company will no longer trade under the ticker symbol “ROHNQ.”

        The Company and related debtors currently continue their operations for the sole purpose of the liquidation of any remaining assets for the benefit of their creditors. Once the remaining assets have been liquidated in an orderly fashion, the proceeds will be administered to the bankruptcy estate and applied to the claims and obligations pursuant to Chapter 11 of the United States Bankruptcy Code. At this time, it is not anticipated that the Company’s shareholders will receive any recovery in the bankruptcy proceedings.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 17, 2004	FRANKFORT TOWER INDUSTRIES, INC. By: /s/ Horace Ward Horace Ward Bankruptcy Administrative Officer